UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(CommissionFile Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant’s telephone number, including area code)

Item 1.01   Entry into a Material Definitive Agreement

On May 24, 2006 the stockholders of CNET Networks, Inc. by the affirmative vote of the holders of 90.1% of the shares of our common stock present, in person or by proxy, and entitled to vote on the matter, approved the Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan (the “Amended Plan”). The Amended Plan includes, among other things, the following amendments:

o	Increase the number of shares authorized for issuance under the 2004 Plan by 7,600,000 shares;

o	Restrict the Company from using the cash proceeds from option exercises to repurchase shares on the open market under the Amended Plan;

o	Restrict the Company from re-issuing shares tendered for exercise or tax withholding under the Amended Plan;

o	Restrict the Company from issuing dividend equivalent rights under the Amended Plan;

o	Prohibit the repricing of equity awards under the Amended Plan without shareholder approval.

After the Amended Plan was approved, the number of shares available for issuance under all of the Company’s equity compensation plans increased to 10,601,450 from 3,001,450.

The description of the Amended Plan set forth on pages 10 through 16 of the Company’s revised definitve proxy statement filed with the Securities and Exchange Commission on May 11, 2006 (File No. 000-20939-06829688) is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2006

CNET Networks, Inc. By: /s/ SHELBY W. BONNIE —————————————— Name: Shelby W. Bonnie Title: Chairman of the Board and Chief Executive Officer